UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2025

Polomar Health Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32866 US Hwy. 19 N, Palm Harbor, FL	34684
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 725-425-7575

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2025, Polomar Health Services, Inc. (the “Company”) entered into a First Amendment to Agreement and Plan of Merger and Reorganization (the “Amendment”), which amended the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of July 23, 2025, by and among the Company, Polomar Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company, and Altanine Inc., a Nevada corporation.

The Amendment amended the Merger Agreement to provide that the “Exchange Ratio” shall mean the exchange ratio of one share of Parent Common Stock (as defined in the Merger Agreement) for each share of Company Common Stock (as defined in the Merger Agreement) and five shares of Parent Preferred Stock (as defined in the Merger Agreement) for each share of Company Preferred Stock (as defined in the Merger Agreement), subject to adjustment.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description
2.1	First Amendment to Agreement and Plan of Merger and Reorganization, dated October 8, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polomar Health Services, Inc.

/s/ Terrence M. Tierney
Terrence M. Tierney
President

Date: October 14, 2025

3